UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2008

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	Termination of a Material Definitive Agreement.

Effective November 28, 2008, due to our increased cash and short term investments balance, we chose to voluntarily terminate our revolving line of credit with Citigroup Global Markets Realty Corp. prior to its expiration on January 25, 2010 saving all future commitment fees. Under the terms of the credit agreement and related ancillary agreements, Citigroup had extended a revolving line of credit equal to the lesser of $50 million or amounts available pursuant to a borrowing base calculation and we had the option to request an additional $50 million of borrowing capacity, subject to receipt of lending commitments and other conditions. As of November 28, 2008, we had no borrowings outstanding under the revolving line of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: December 4, 2008	By:	/s/ Anna Brunelle
Anna Brunelle Chief Financial Officer (Principal Financial and Accounting Officer)